EXHIBIT 99.1

Contacts:	For Media:	Ashia Razzaq
MetLife
(212) 578-1538

	For Investors:	John Hall
MetLife
(212) 578-7888

METLIFE CONFIRMS FIRST QUARTER 2019
SERIES A PREFERRED STOCK DIVIDEND

NEW YORK, March 5, 2019- MetLife, Inc. (NYSE: MET) today announced that it has confirmed its previously announced declaration of the first quarter 2019 dividend of $0.25 per share on the company’s floating rate non-cumulative preferred stock, Series A (NYSE: METPrA).

The New York Stock Exchange has not yet set an ex-dividend date for the Series A preferred stock. Following this confirmatory announcement, the New York Stock Exchange will set an ex-dividend date for the Series A preferred stock. The dividend will be payable March 15, 2019, to shareholders of record as of Feb. 28, 2019.

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About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Forward-Looking Statements
This news release may contain or refer to forward-looking statements. Forward-looking statements give expectations or forecasts of the future using terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and other terms tied to future periods. Results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are based on assumptions and expectations. They involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. The company has no obligation to correct or update any forward-looking statement. Parts of this news release may include additional information on forward-looking statements.